Exhibit 99.1

Esports Entertainment Group Signs Definitive Agreement to Acquire Online Sportsbook and Casino Operator Argyll Entertainment

Jul 7, 2020

July 07, 2020 09:17 ET | Source: Esports Entertainment Group, Inc

BIRKIRKARA, Malta, July 07, 2020 (GLOBE NEWSWIRE) — Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (or the “Company”), a licensed online gambling company with a focus on esports wagering and 18+ gaming, signed a definitive agreement to acquire LHE Enterprises Ltd, the holding company of online sportsbook and casino operator Argyll Entertainment AG and its operating subsidiaries (“Argyll”). Closing of the acquisition is expected to occur on or before July 31, 2020.

“Reaching a definitive agreement to complete our first acquisition as a NASDAQ company is a major milestone,” commented Grant Johnson, CEO of Esports Entertainment Group. “Argyll CEO Stuart Tilly and CFO Dan Marks already joined our senior leadership team in June as Corporate Secretary and Chief Financial Officer, respectively. They are a great addition to our organization and will help us build on Argyll’s base of more than 100,000 registered users, placing us in a great position to grow revenue moving forward.”

“As a fast growing and innovative online gaming company licensed in the UK and Ireland, Argyll offers Esports Entertainment Group access to exclusive and proprietary sports and gaming content, including the flagship SportNation.bet brand and an award-winning rewards program, which was a major driver of Argyll’s $12 million in revenue in 2019,” added Tilly. “The esports industry is the strongest it’s ever been, and the strengthened financial position of our combined operations together with the ability to leverage the expertise and deep domain knowledge of its 30 strong staff in marketing, technology, risk management, and regulation will put Esports Entertainment Group in a great position to capitalize on the wealth of opportunities ahead in this rapidly growing market.”

Argyll, incorporated in Switzerland, with operational support services in London, UK and Malta, is licensed and regulated by the UK Gambling Commission under licence no. 000-045143-R-323955-001 and the Irish Revenue Commissioners under licence reference no. 1014456 to operate online sportsbook and casino sites in the UK and Ireland, respectively.

ABOUT ESPORTS ENTERTAINMENT GROUP

Esports Entertainment Group, Inc. is a licensed online gambling company with a specific focus on esports wagering and 18+ gaming. Esports Entertainment offers fantasy, pools, fixed odds and exchange style wagering on esports events in a licensed, regulated and secure platform to the global esports audience at vie.gg. In addition, Esports Entertainment intends to offer users from around the world the ability to participate in multi-player mobile and PC video game tournaments for cash prizes. Esports Entertainment is led by a team of industry professionals and technical experts from the online gambling and the video game industries, and esports. The Company holds a license to conduct online gambling and 18+ gaming on a global basis in Curacao, Kingdom of the Netherlands. The Company maintains offices in Malta. For more information visit www.esportsentertainmentgroup.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations

RedChip Companies, Inc.

Dave Gentry

407-491-4498

dave@redchip.com

Media & Investor Relations Inquiries

AGORACOM

ESPO@agoracom.com

http://agoracom.com/ir/eSportsEntertainmentGroup